FOR IMMEDIATE RELEASE
Citigroup Inc. (NYSE symbol: C)
October 11, 2005

TENDER OFFER COMMENCES FOR MASTER TRUST CERTIFICATES ISSUED BY CITIBANK OMNI-S MASTER TRUST

NEW YORK – Citi Omni-S Finance LLC, a Delaware limited liability company, today announced that it has commenced a cash tender offer for any and all of the outstanding master trust certificates (the “Certificates”) listed below issued by Citibank Omni-S Master Trust, on the terms and subject to the conditions set forth in its Offer to Purchase statement dated October 11, 2005. Citi Omni-S Finance LLC acts as depositor with respect to the Citibank Omni-S Master Trust. Under the terms of the offer, Citi Omni-S Finance LLC will pay a purchase price for each $1,000 in principal amount of Certificates tendered, which purchase price will vary by class and series and is detailed for each series below, plus accrued and unpaid interest on such principal amount of Certificates to, but not including, the date of payment of the purchase price. The Certificates that are the subject of the tender offer are:

Series	Purchase Price (per $1,000 in principal amount)
Floating Rate Class A Series 1996-5 Master Trust Certificates	$1,005.00
Floating Rate Class B Series 1996-5 Master Trust Certificates	$1,012.75
Floating Rate Class A Series 2000-4 Master Trust Certificates	$1,010.00
Floating Rate Class B Series 2000-4 Master Trust Certificates	$1,012.50
Floating Rate Class A Series 2001-1 Master Trust Certificates	$1,001.50
Floating Rate Class B Series 2001-1 Master Trust Certificates	$1,002.50
Floating Rate Class A Series 2001-3 Master Trust Certificates	$1,005.00
Floating Rate Class B Series 2001-3 Master Trust Certificates	$1,006.30
Floating Rate Class A Series 2002-2 Master Trust Certificates	$1,015.25
Floating Rate Class B Series 2002-2 Master Trust Certificates	$1,018.50
Floating Rate Class A Series 2002-3 Master Trust Certificates	$1,022.50
Floating Rate Class AX Series 2002-3 Master Trust Certificates	$1,022.50
Floating Rate Class B Series 2002-3 Master Trust Certificates	$1,040.00
Floating Rate Class B Series 2002-5 Master Trust Certificates	$1,002.50

The offer will expire at 5:00 p.m., New York City time, on October 20, 2005, unless extended or earlier terminated. Holders of Certificates must tender their Certificates at or prior to the expiration time to receive the purchase price. Certificates tendered pursuant to the tender offer may not be withdrawn.

Subject to the terms and conditions of the offer, Citi Omni-S Finance LLC will pay for tendered Certificates in same-day funds on the first business day following expiration of the offer, or as soon thereafter as practicable.

Citigroup Global Markets Inc. will act as Dealer Manager for the offer. The Information Agent and the Depositary is Global Bondholder Services Corporation.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Certificates. The offer is made only pursuant to the Offer to Purchase. Persons with questions regarding the offer should contact the Information Agent at (212) 430-3774 (collect) (for banks and brokerage firms) or (866) 470-3800 (for all others) or the Dealer Manager at (800) 558-3745 or (212) 723-6106 (collect).

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Citigroup (NYSE: C), the leading global financial services company has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney and Banamex. Additional information may be found at www.citigroup.com

Certain statements in this document are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup’s filings with the Securities and Exchange Commission.

Media Contacts:	Leah Johnson	212-559-9446
	Shannon Bell	212-793-6206

Investors:	Arthur Tildesley	212-559-2718
	John Randel	212-559-5091